                                                                       EXHIBIT 5

[AMERICAN STATES FINANCIAL CORPORATION LETTERHEAD]





                                  May 30, 1996





Securities and Exchange Commission
Division of Corporation Finance
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

                 Re:      American States Financial Corporation
                          Employees' Savings and Profit Sharing Plan (Plan)

Ladies and Gentlemen:

                 I have acted as counsel for American States Financial Corporation, an Indiana corporation (Issuer), in connection with the registration of 3,000,000 shares of the Issuer's Common Stock to be issued under the Plan to certain employees and non-employee agents of the Issuer and its affiliates.

                 At the request of the Management of American States Financial Corporation, I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

                 Based upon my examination of such documents and corporate proceedings as I have deemed relevant, I am of the opinion that:

                 1. The Company is a duly organized and existing corporation under the laws of the state of Indiana;

                 2. The issued shares of Common Stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable; and

                 3. The shares of Common Stock covered by the registration statement on Form S-8 have been duly authorized and, when issued as provided in the Plan, such shares will be validly issued, fully paid and nonassessable.

May 30, 1996
Page 2



                 I hereby consent to the conclusion of this opinion as an exhibit to this Registration Statement on Form S-8.

                                                   Sincerely,

                                                   /s/ THOMAS M. OBER

                                                   Thomas M. Ober
                                                   Vice President, Secretary
                                                   and General Counsel

TMO:rb